EXHIBIT 99.31

EXECUTION COPY

FIRST AMENDMENT TO
REBUTTAL AGREEMENT

This First Amendment to Rebuttal Agreement (this “Amendment”) is made and entered into as of this 21st day of August, 2009, by and among The Office of Thrift Supervision (“OTS”), Citadel Investment Group, L.L.C., a Delaware limited liability company (“Citadel”), and those certain Citadel affiliates a party hereto (together with Citadel, the “Rebuttal Parties”).

RECITALS

WHEREAS, OTS and certain Citadel affiliates party thereto entered into that certain Rebuttal Agreement dated as of May 22, 2008, a copy of which is attached hereto as Exhibit A (the “Rebuttal Agreement”);

WHEREAS, OTS and the Rebuttal Parties desire to amend Clause I.A. and Exhibit A of the Rebuttal Agreement concerning Citadel’s participation in that certain public offering and debt exchange undertaken by E*Trade Financial Corporation (the “Transactions”); and

WHEREAS, the Rebuttal Parties submitted a Request for Approval to Amend the Rebuttal Agreement to OTS on June 26, 2009 (the “Request”) and OTS approved the Request in its Order No. 2009-43, dated as of August 4, 2009.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the Rebuttal Agreement.

2.            Amendments. It is hereby agreed that the Rebuttal Agreement shall be amended, effective as of the date hereof, as follows:

a.           Clause I.A.  Clause I.A. is deleted in its entirety and replaced with the following:

“A.        As of the close of business on August 21, 2009, Citadel Investment Group, L.L.C., through its affiliated entities, Citadel Equity Fund Ltd., Citadel Securities LLC, Wingate Capital Ltd. and Citadel Derivatives Trading Ltd., was the owner of approximately 166,183,569 shares of the common stock, par value $0.01 per share (the “Stock”), of E*Trade Financial Corporation, 135 East 57th Street, New York, New York, 10022.  As of August 21, 2009, the 166,183,569 shares represent approximately 15 percent of a class of “voting stock” of E*Trade Financial Corporation as defined under the Acquisition of Control Regulations (“Regulations”) of the Office of Thrift Supervision (“OTS”), 12 CFR Part 574 (“Voting Stock”).  Citadel Investment Group, L.L.C., its controlling member and certain other affiliated entities who are signatories to this Agreement are hereinafter referred to in this Agreement as “Citadel.”  E*Trade Financial Corporation is hereinafter referred to in this Agreement as “E*TRADE.””

b.           Exhibit A.  Exhibit A is hereby amended by adding the following agreements:

“Exchange Agreement, dated as of June 17, 2009 by and between E*Trade Financial Corporation and Citadel Equity Fund Ltd.

Amended and Restated Registration Rights Agreement, dated as of June 17, 2009 by and between E*Trade Financial Corporation and Citadel Equity Fund Ltd.”

3.           Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Rebuttal Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4.           Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.           Miscellaneous. This Amendment shall be binding upon all the parties to the Rebuttal Agreement and their respective successors and assigns.  This Amendment shall be interpreted in a manner consistent with the provisions of the Rules and Regulations of the OTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE CITADEL SIGNATORIES:

Citadel Derivatives Trading Ltd.

By:
Adam C. Cooper, Authorized Signatory

Citadel Securities LLC

By:
Adam C. Cooper, Authorized Signatory

Citadel Equity Fund Ltd.

By:
Adam C. Cooper, Authorized Signatory

Citadel Holdings Ltd.

By:
Adam C. Cooper, Authorized Signatory

[Signature Page to the First Amendment to the Citadel Rebuttal Agreement]

THE CITADEL SIGNATORIES (CONT’D):

Citadel Wellington LLC

By:
Adam C. Cooper, Authorized Signatory

Citadel Kensington Global Strategies Fund Ltd.

By:
Adam C. Cooper, Authorized Signatory

KGSF Offshore Holdings Ltd.

By:
Gerald A. Beeson, Authorized Signatory

Citadel Kensington Holdings Ltd.

By:
Gerald A. Beeson, Authorized Signatory

Citadel Limited Partnership

By:
Adam C. Cooper, Authorized Signatory

Citadel Derivatives Group Investors LLC

By:
Gerald A. Beeson, Authorized Signatory

[Signature Page to the First Amendment to the Citadel Rebuttal Agreement]

THE CITADEL SIGNATORIES (CONT’D):

CLP Holdings LLC

By:
Gerald A. Beeson, Authorized Signatory

Citadel Tactical Trading LLC

By:
Gerald A. Beeson, Authorized Signatory

Citadel Tactical Trading Ltd.

By:
Gerald A. Beeson, Authorized Signatory

Tactical Trading Offshore Holdings Ltd.

By:
Gerald A. Beeson, Authorized Signatory

Citadel Advisors LLC

By:
Gerald A. Beeson, Authorized Signatory

KGFT Holdings LLC

By:
Gerald A. Beeson, Authorized Signatory

[Signature Page to the First Amendment to the Citadel Rebuttal Agreement]

THE CITADEL SIGNATORIES (CONT’D):

Citadel Holdings II LP

By:
Gerald A. Beeson, Authorized Signatory

Red Admiral U-A-D 12-20-07

By:
Kenneth C. Griffin, Authorized Signatory

Citadel Holdings I LP

By:
Gerald A. Beeson, Authorized Signatory

GFH Limited Partnership

By:
Gerald A. Beeson, Authorized Signatory

GFH Family Office, Inc.

By:
Gerald A. Beeson, Authorized Signatory

Citadel Investment Group, L.L.C.

By:
Adam C. Cooper, Authorized Signatory

Citadel Investment Group II, L.L.C.

By:
Gerald A. Beeson, Authorized Signatory

[Signature Page to the First Amendment to the Citadel Rebuttal Agreement]

THE CITADEL SIGNATORIES (CONT’D):

Wingate Capital Ltd.

By:
Adam C. Cooper, Authorized Signatory

Kenneth C. Griffin

Dated: August , 2009

OFFICE OF THRIFT SUPERVISION

By:

Dated:

[Signature Page to the First Amendment to the Citadel Rebuttal Agreement]